EXHIBIT 31.2

I, Orlando Berges, certify that:

1.	I have reviewed this Form 10-K/A of First BanCorp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 1, 2013	By:	/s/ Orlando Berges
Orlando Berges
Executive Vice President and Chief Financial Officer